UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2008

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 2, 2008, AeroGrow International, Inc. (the “Company”) announced the appointment of Linda Graebner, Peter Michel, Suresh Kumar, and Michael Dingman (the “New Directors”) to its Board of Directors (the “Board”).  The New Directors were elected on July 2, 2008, and will assume their positions on the Board on July 2, 2008.  Linda Graebner and Peter Michel will serve on the Governance Committee of the Board.  Suresh Kumar and Michael Dingman will serve on the Board’s Audit Committee and Mr. Dingman will serve as the Chairman of that Committee.

In connection with the service of the New Directors, the Company and the New Directors have agreed to the following terms:  Each New Director is required to attend four regularly scheduled board meetings and occasional special meetings.  As compensation for their service, each New Director will receive $5,000 annually for general service, $1,000 (plus the cost of travel) for each regular and special board meeting attended, and options to purchase 18,000 shares of Common Stock of the company.  New Directors serving as members of the Board’s Governance and Audit Committees will receive an additional grant of options to purchase 2,000 and 3,000 shares of Common Stock of the Company, respectively.  The price of the options was set on July 2, 2008, at $2.03.  The options are exercisable within five years of the date of grant and vest pro rata on a monthly basis over 12 months.  The Company further agreed to maintain a Directors and Officers insurance policy of $10 million through the first term of service.  The Company and the New Directors reached this Agreement on July 2, 2008.

As additional compensation for their service, the Company entered into an Indemnification Agreement with each New Director on July 2, 2008 (the “Agreement”).  Under the Agreement, the Company agreed to indemnify each New Director against losses actually and reasonably incurred by such New Director as a result of such New Director’s service to the Company, unless the Company establishes that such New Director did not act in good faith and in the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

Ken Leung and Dennis Channer retired from the Board on July 2, 2008.  Their resignations were not due to any disagreement with the Company.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on July 2, 2008, announcing the appointment of the New Directors.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated July 2, 2008.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By:/s/ Jervis B. Perkins
Jervis B. Perkins
President and Chief Executive Officer

DATED:  July 7, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 2, 2008.